EXHIBIT 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”) dated this 20th day of May, 2015 (“Effective Date”) is entered into by and between Brian Garavuso, an individual (“Executive”), and Diamond Resorts Centralized Services Company, a Delaware corporation (“Company”), sometimes referred to individually as “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into an employment agreement on or about April 7, 2014 (“Employment Agreement”); and

WHEREAS, the Parties desire to amend the Employment Agreement as provided below.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.Incorporation of Recitals. The foregoing recitals are true and accurate and are hereby incorporated into this First Amendment.

2.    Amendment. The following provision shall be added to the Employment Agreement as Section 3.3 (Recoupment of Compensation):

Notwithstanding any other provision of this Agreement, all payments and benefits otherwise due under this Agreement will be subject to recoupment (i) in accordance with the Diamond Resorts International, Inc. Executive Officer Incentive Compensation Recoupment (Clawback) Policy, effective April 2, 2015, and attached to this First Amendment as Exhibit “A”, and/or (ii) in accordance with any revisions or amendments to that Policy to the extent required by applicable law, by the rules of the Securities and Exchange Commission, or by the listing requirements of the New York Stock Exchange (or other exchange on which the Company's securities may be listed). No recovery of compensation hereunder will be an event giving rise to a right to resign for Good Reason or “constructive termination” (or similar term) under any agreement with the Company or applicable law.

3.     Entire Agreement. This First Amendment including Exhibit “A” and the Employment Agreement constitute the complete and exclusive statement of all mutual understandings between the Parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understandings, oral or written.

IN WITNESS WHEREOF, the Parties have executed and delivered this First Amendment on the date written above.

EXECUTIVE:                        COMPANY:

Brian Garavuso, an individual	Diamond Resorts Centralized Services Company

_/s/ Brian Garavuso__________________            By:    _/s/ Jared T. Finkelstein__________
Name:    Jared T. Finkelstein
Its:    SVP, General Counsel and Secretary

EXHIBIT “A”
DIAMOND RESORTS INTERNATIONAL, INC.

EXECUTIVE OFFICER INCENTIVE COMPENSATION RECOUPMENT
(CLAWBACK) POLICY

Introduction

As reflected in the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers of Diamond Resorts International, Inc. (the “Company”), the Company believes that it is in the best interests of the Company and its stockholders to maintain a culture that emphasizes integrity and accountability, including as to financial reporting matters. The Board of Directors of the Company (the “Board”) has therefore adopted this policy (this “Policy”), which provides for the recoupment of certain executive officer compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws.

Administration

This Policy shall be administered by the Compensation Committee of the Board (the “Committee”). Any determinations made by the Committee shall be final and binding on all affected individuals.

Incentive Compensation; Covered Executives

This policy applies to Incentive Compensation paid, granted or otherwise awarded to the Company’s current and former executive officers (“Covered Executives”). For purposes of this Policy, (1) “Incentive Compensation” means annual bonuses and other short- and long-term cash incentive awards, stock options, restricted stock awards and other equity or equity-based awards, and (2) “executive officer” means an “officer” as defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as determined by the Board.

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws and the Committee determines that a Covered Executive engaged in fraud or intentional misconduct that materially contributed to the need for such restatement, the Committee will (subject to the exceptions set forth below) seek to require reimbursement or forfeiture of Incentive Compensation received by such Covered Executive during the three-year period preceding the date on which the Company is required to prepare such accounting restatement. The amount of Incentive Compensation to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneously reported financial results over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Committee.

Exceptions

The Committee shall not seek recovery to the extent it determines that to do so would not be in the best interests of the Company and its stockholders. In making any such determination, the Committee shall take into account such considerations as it deems appropriate, which may include, without limitation, (a) the likelihood of success in recovering the Incentive Compensation under applicable law and the cost and effort associated with the recovery effort, (b) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, and/or (c) the passage of time since the occurrence of the act in respect of the applicable fraud or intentional misconduct.

Notice

Before the Committee determines to seek recovery pursuant to this Policy, it shall provide to the applicable Covered Executive with written notice and the opportunity to be heard, at a meeting of the Committee (which may be in person or telephonic, as determined by the Committee).

Method of Recoupment

The Committee will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder, which may include, without limitation:

(a) requiring reimbursement of cash incentive compensation previously paid;

(b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity (and/or equity-based) awards; and/or

(c)) cancelling outstanding vested or unvested equity (and/or equity-based) awards.

Interpretation

The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy.

Effective Date

This Policy shall be effective as of April 2, 2015 (the “Effective Date”) and shall apply only to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after the Effective Date, except as otherwise agreed by any Covered Executive.

Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require the applicable Covered Executive to agree to abide by the terms of this Policy. This Policy does not require the amendment of any employment, equity award or other agreement entered into prior to the

Effective Date; provided, however, that the Company’s “named executive officers” (i.e., those executive officers of the Company for whom disclosure was required in the Company’s most recent filing with the Securities and Exchange Commission under the Securities Act of 1933 or Securities Exchange Act of 1934 that required disclosure pursuant to Item 402(c) of Regulation S-K) and the Company’s Chief Accounting Officer shall be encouraged to amend any such agreement to provide for recoupment of compensation thereunder in accordance with this Policy. Any recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, incentive or equity compensation plan or award or other agreement and any other legal rights or remedies available to the Company.

Successors

To the fullest extent permitted by applicable law, this Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.